                                                                     EXHIBIT 4.4

                                UNIT CERTIFICATE

U-_____                                                           _________Units
                             TASER INTERNATIONAL, INC.
               ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                EACH UNIT CONSISTING OF ONE AND ONE-HALF SHARES
                       OF COMMON STOCK, PAR VALUE $0.00001
          PER SHARE, AND ONE AND ONE-HALF WARRANTS, EACH WHOLE WARRANT
                     TO PURCHASE ONE SHARE OF COMMON STOCK
                                CUSIP 87651B 20 3

         THIS CERTIFIES THAT


or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one and one-half shares of common stock (the "Common Stock"), par value $0.00001 per share, of TASER International, Inc. (the "Company") and one and one-half warrants, each whole warrant to purchase one share of Common Stock (the "Warrant"). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units may separate into shares of Common Stock and Warrants as of the close of business on ______________________, 2001 [thirty days after the consummation of the initial public offering of Units], or at any time after that date, in the discretion of Paulson Investment Company, Inc. (the "Separation Time"). The shares of Common Stock and Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq SmallCap Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant and Unit Agreement dated as of ______________, 2001 (the "Warrant Agreement"), between the Company and US Stock Transfer Corporation, as Transfer Agent (the "Transfer Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Warrants evidenced hereby and to the exercise price of such Warrants in certain events therein set forth. Subject to the foregoing, the number of Warrants and the number of shares of Common Stock comprising the Units are equal.


         Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Transfer Agent and Registrar or may be obtained upon written request addressed to TASER International, Inc. at 7860 E. McClain Drive, Suite 2, Scottsdale, Arizona 85260, Attention: Chief Financial Officer.

         This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

         IN WITNESS WHEREOF, TASER International, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.


Dated:_____________________________

                                          TASER INTERNATIONAL, INC.

                                          By: ________________________________
                                                  President

                                          Attest: ______________________________
                                                  Secretary

Countersigned

US Stock Transfer Corporation
1745 Gardena Avenue
Glendale, California 91204


By: ________________________________
     Authorized Signature



                             TASER INTERNATIONAL, INC.


         The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one and one-half shares of Common Stock, for each Unit represented by this Unit Certificate, and Warrant Certificate(s) representing one and one-half Warrants, for each unit represented by this Unit Certificate, and cash in place of any fractional shares of Common Stock or fractional Warrants to which the Registered Holder would otherwise be entitled, upon surrender of this Unit Certificate to the Transfer Agent and Registrar together with any documentation required by such agent.

         REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE TRANSFER AGENT AND REGISTRAR, US STOCK TRANSFER CORPORATION.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

                    TEN COM   -    as tenants in common
                    TEN ENT   -    as tenants by the entireties
                    JT TEN    -    as joint tenants with rights of survivorship
                                   and not as tenants in common
                    COM PROP  -    as community property

UNIF GIFT MIN ACT             -       _________________Custodian________________
                                            (Cust)                  (minor)
                                      under Uniform Gifts to Minors Act

                                      __________________________________________
                                                     (State)


UNIF TRF MIN ACT              -       _________________Custodian________________
                                            (Cust)                  (minor)
                                      under Uniform Gifts to Minors Act

                                      __________________________________________
                                                     (State)


                               FORM OF ASSIGNMENT
                       (TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (                 )

________________________
(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
               (Please Print Name and Address including Zip Code)

Units evidenced by the within Unit Certificate, and irrevocably constitutes and appoints
______________________________________________________________________attorney to transfer this Unit Certificate on the books of TASER International, Inc. with the full power of substitution in the premises.

Dated:__________________, ________

Signature:

__________________________________

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Unit Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

__________________________________

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.